MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Remsleep Holdings, Inc.

We consent to the use of our report dated June 16, 2018 with respect to the financial statements of Remsleep Holdings, Inc. as of December 31, 2017 and the related statements of operations, shareholders’ deficit and cash flows for the period then ended. We also consent to the reference to our firm under the caption “Experts” in the Form 10-K.

Michael Gillespie & Associates, PLLC

Seattle, Washington

June 28, 2018

/S/ Michael Gillespie & Associates, PLLC